Exhibit 10.8
AMENDMENT NO. 3 TO THE
ENSCO 2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Amended and Restated Effective January 1, 2005)
     THIS AMENDMENT No. 3, executed this 22nd day of December, 2009 by Ensco International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the “Company”), and effective as of December 23, 2009 (or, if different, the effective date of the merger between the Company and Ensco Newcastle LLC).
WITNESSETH:
     WHEREAS, effective April 1, 1995, Energy Service Company, Inc. adopted the Energy Service Company, Inc. Select Executive Retirement Plan (the “Original SERP”);
     WHEREAS, the name of the Company was changed to ENSCO International Incorporated;
     WHEREAS, the Company amended and restated the Original SERP, effective January 1, 1997, to (i) provide a discretionary profit sharing contribution, (ii) rename the Original SERP the “ENSCO Supplemental Executive Retirement Plan,” and (iii) coordinate the operation of the Original SERP with the ENSCO Savings Plan;
     WHEREAS, the Pension and Welfare Benefits Administration of the Department of Labor issued final regulations establishing new standards for processing benefit claims of participants and beneficiaries under Section 8.2 of the Original SERP which were subsequently clarified by further guidance from the Pension and Welfare Benefits Administration (collectively the “Final Claims Procedure Regulations”);
     WHEREAS, the Company adopted Amendment No. 1 to the amended and restated Original SERP, effective as of January 1, 2002, to revise Section 8.2 of the Original SERP to provide that the administrator of the Original SERP shall process benefit claims of participants and beneficiaries pursuant to the claims procedure specified in the summary plan description for the Original SERP which shall comply with the Final Claims Procedure Regulations, as may be amended from time to time;
     WHEREAS, the Company amended and restated the Original SERP, effective as of January 1, 2004;
     WHEREAS, the American Jobs Creation Act of 2004 (the “AJCA”) enacted new section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), which imposes new rules regarding the timing of elections and distributions under nonqualified deferred compensation plans effective for years beginning after December 31, 2004;
     WHEREAS, the Company determined to comply with the AJCA and new section 409A of the Code by freezing the Original SERP and adopting the ENSCO 2005 Supplemental Executive Retirement Plan (the “2005 SERP”), effective January 1, 2005;
     WHEREAS, the Board of Directors of the Company (the “Board”), upon recommendation of its Nominating, Governance and Compensation Committee (the

“Committee”), approved Amendment No. 1 to the 2005 SERP during a regular meeting held on November 6, 2007;
     WHEREAS, the Board, upon recommendation of the Committee, approved Amendment No. 2 to the 2005 SERP during a regular meeting held on March 10, 2008;
     WHEREAS, the Board, upon recommendation of the Committee during its meeting held on November 3-4, 2008, approved the amendment and restatement of the 2005 SERP during a regular meeting held on November 4, 2008;
     WHEREAS, the Company adopted the amended and restated 2005 SERP, effective as of January 1, 2005, except as specifically provided otherwise to the contrary therein, in order to (i) facilitate compliance with the final Treasury regulations under section 409A of the Code, and (ii) incorporate the amendments to the 2005 SERP previously made by Amendment No. 1 and Amendment No. 2;
     WHEREAS, the Board, upon recommendation of the Committee during its regular meeting held on August 4, 2009, approved Amendment No. 1 to the 2005 SERP, as amended and restated effective January 1, 2005, during a regular meeting held on August 4, 2009;
     WHEREAS, the Board, upon recommendation of the Committee during its regular meeting held on November 2, 2009, approved Amendment No. 2 to the 2005 SERP, as amended and restated effective January 1, 2005, during a regular meeting held on November 3, 2009;
     WHEREAS, the Board and the stockholders of the Company have approved the adoption of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and between the Company and ENSCO Newcastle LLC, a newly formed Delaware limited liability company (“Ensco Mergeco”) and a wholly-owned subsidiary of ENSCO Global Limited, a newly formed Cayman Islands exempted company (“Ensco Cayman”) and a wholly-owned subsidiary of the Company, pursuant to which Ensco Mergeco will merge (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Ensco Cayman (the “Reorganization”);
     WHEREAS, Ensco Cayman will become, in connection with the Merger, a wholly-owned subsidiary of ENSCO International Limited, a newly formed private limited company incorporated under English law which, prior to the effective time of the Merger, will re-register as a public limited company named “Ensco International plc” (“Ensco UK”);
     WHEREAS, pursuant to the Merger Agreement, each issued and outstanding share of the common stock of the Company will be converted into the right to receive one American depositary share, which represents one Class A ordinary share of Ensco UK and is evidenced by an American depositary receipt;

     WHEREAS, the Board by its unanimous written consent has approved this Amendment No. 3 to the amended and restated 2005 SERP to be effective as of December 23, 2009 (or, if different, the effective date of the Merger); and
     WHEREAS, the Company now desires to adopt this Amendment No. 3 to the amended and restated 2005 SERP in order to (i) affirmatively provide that (A) the Company does not intend for the Reorganization to constitute a “Change in Control” of the Company under Section 10.2 of the amended and restated 2005 SERP, and (B) the amended and restated 2005 SERP shall continue notwithstanding the Reorganization as if the Reorganization does not constitute a Change in Control of the Company, (ii) specifically provide that (A) each share of common stock of the Company held by the Company stock fund on the effective date of the Merger was converted into one Ensco ADS pursuant to the Merger Agreement, and (B) the references to “Company stock fund” in Section 7.2 of the amended and restated 2005 SERP shall thereafter be read and considered to be references to the “Ensco ADS fund,” and (iii) make such other conforming changes to the amended and restated 2005 SERP as determined necessary;
     NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 3 to the amended and restated 2005 SERP:
     1. The third paragraph of Section 10.2 of the 2005 SERP is hereby amended to read as follows following the effective date of the Merger:
     For purposes of this Plan, a Change in Control of the Company shall be deemed to occur if there is a change (i) in the beneficial ownership of the Company, which occurs on the date that any one person, or more than one person acting as a group, acquires beneficial ownership of Ensco UK Shares or Ensco ADSs that, together with Ensco UK Shares or Ensco ADSs beneficially held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the Ensco UK Shares or Ensco ADSs; (ii) in the effective control of the Company, which occurs on the date that either (A) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of Ensco UK Shares or Ensco ADSs possessing 35 percent or more of the total voting power of the Ensco UK Shares or Ensco ADSs, or (B) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) in the ownership of a substantial portion of the Company’s assets, which occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The determination of whether a Change in

Control has occurred shall be determined by the Committee consistent with section 409A of the Code.
     2. A new fourth paragraph is hereby added to Section 10.2 of the amended and restated 2005 SERP to read as follows:
     Notwithstanding the foregoing and pursuant to the power and authority vested in the Board under this Section 10.2, the Board hereby determines that a “Change in Control” of the Company shall not be deemed to have occurred for purposes of this Plan by virtue of the consummation of any transaction or series of related transactions immediately following which the beneficial holders of the voting stock of the Company immediately before such transaction or series of transactions continue to have a majority of the direct or indirect ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, either (i) own all or substantially all of the assets of the Company as constituted immediately prior to such transaction or series of transactions, or (ii) are the ultimate parent with direct or indirect ownership of all of the voting shares of the Company after such transaction or series of transactions. The stockholders of the Company approved and adopted at the Special Meeting of Stockholders on December 22, 2009 the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and between the Company and ENSCO Newcastle LLC, a newly formed Delaware limited liability company (“Ensco Mergeco”) and a wholly-owned subsidiary of ENSCO Global Limited, a newly formed Cayman Islands exempted company (“Ensco Cayman”) and a wholly-owned subsidiary of the Company, pursuant to which Ensco Mergeco merged (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Ensco Cayman (the “Reorganization”). Specifically, the Reorganization shall not constitute a Change in Control of the Company. Following the effective date of the Merger, the references to “stock” in the fourth paragraph of this Section 10.2 shall be changed to “Ensco UK Shares or Ensco ADSs.”
     3. A new fifth paragraph is hereby added to Section 7.2 of the amended and restated 2005 SERP to read as follows:
     Ensco Cayman (as defined in Section 10.2) became, in connection with the Merger (as defined in Section 10.2), a wholly-owned subsidiary of ENSCO International Limited, a newly formed private limited company incorporated under English law which, prior to the effective time of the Merger, re-registered as a public limited company named “Ensco International plc” (“Ensco UK”). Pursuant to the Merger Agreement, each issued and outstanding share of Company common stock, including each share of Company common stock held by the Company stock fund, on the effective date of the Merger was converted into one Ensco ADS and, thereafter, the references to “Company stock fund” in this Section 7.2 shall be read and considered to be references to the “Ensco ADS fund.” For this purpose, “Ensco ADS” means an American depository share, evidenced by an American depository receipt which represents a Class A ordinary share in Ensco UK (“Ensco UK Share”).

     IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 3 to the amendment and restatement of the ENSCO 2005 Supplemental Executive Retirement Plan to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED
/s/ Cary A. Moomjian, Jr.
Cary A. Moomjian, Jr.,
Vice President

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